[WEINBERG & COMPANY, P.A. LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

AMERICAN WATER STAR, INC.

December 10, 2004

We hereby consent to the inclusion in this registration statement on Form SB-2 of our report dated April 4, 2003, on our audit of the consolidated financial statements of American Water Star, Inc. and Subsidiaries for the period from August 20, 2002 (Inception) to December 31, 2002. We also consent to the reference to our firm under the caption "Experts".

Signed,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Boca Raton, Florida

December 10, 2004